SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant                     [ X ]
Filed by a Party other than the Registrant  [   ]

Check the appropriate box:

[   ]  Preliminary Proxy Statement
[   ]  Confidential, for Use of the Commission Only (as permitted by
       Rule 14a-6(e)(2))
[   ]  Definitive Proxy Statement
[ X ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to Section 240.14a-12

                    WNC CALIFORNIA HOUSING TAX CREDITS, L.P.
                (Name of Registrant as Specified In Its Charter)

                                       N/A
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]    No fee required.
[   ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

         1) Title of each class of securities to which transaction applies:

            ------------------------------
         2) Aggregate number of securities to which transaction applies:

            ------------------------------
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

            ------------------------------
         4) Proposed maximum aggregate value of transaction:

            ------------------------------
         5) Total fee paid:

            ------------------------------

[   ]  Fee paid previously with preliminary materials.
[   ]  Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           1)  Amount Previously Paid:
           2)  Form, Schedule or Registration Statement No.:
           3)  Filing Party:
           4)  Dated Filed:

July 19, 2006



[Name of Unit holder]
[Address of Unit holder]

         Re: Extension of Consent Solicitation for WNC California Housing Tax Credits, L.P. (the "Partnership")

Dear [Name of Unit holder]:

         On June 23, 2006, the Partnership and its General Partners sent you a Consent Solicitation Statement dated as of that date (the "Consent Statement") asking you to approve an amendment to the Partnership's Limited Partnership Agreement which would permit the proposed sale of the Partnership's interest in BCA Associates, a California limited partnership, to an Affiliate of the General Partners on the terms described in the Consent Statement.

         The General Partners are extending the termination date for this consent solicitation from July 21, 2006 to August 30, 2006. The General Partners may further extend the termination date in their discretion.

         As of July 18, 2006, we had received responses to our solicitation representing 3,108.883 Units or approximately 41.55% of the outstanding Units. Of these responses, consents representing 2,955.883 Units (39.5%) voted to approve the proposed amendment, 143 Units (1.92%) were voted against the proposal, and 10 Units (0.13%%) abstained.

         Attached is an additional copy of the Consent form for you to complete and return if you have not already done so. Please review the entire Consent Statement before making your decision on the proposal. Copies of the Consent Statement are available on request by calling (714) 662-5565. You may also contact us at that number if you have any questions about the Partnership or the proposed amendment to the Limited Partnership Agreement.


                               WNC California Housing Tax Credits, L.P.
                               WNC & Associates, Inc., General Partner
                               Wilfred N. Cooper, Sr., General Partner

                  ACTION BY WRITTEN CONSENT OF LIMITED PARTNERS


  Please mark one box below and return to the address below by August 30, 2006
  ----------------------------------------------------------------------------


               This Written Consent is solicited on behalf of the
                     Partnership and the General Partners.

The undersigned, as record holder of ________ units of limited partnership interest in WNC California Housing Tax Credits, L.P. (the "Partnership"), hereby acknowledges receipt of the Consent Solicitation Statement dated June 23, 2006 and hereby votes all the units of limited partnership interest in the Partnership held by him, her or it as follows:

         Proposal. An amendment to the Partnership's Agreement of Limited Partnership to permit the sale of the property of BCA Associates, a California limited partnership, to Anderson Shasta Community Partners, L.P., as specifically set forth under "Proposal - Amendment To Partnership LPA" in the accompanying Consent Solicitation Statement.

                                MARK ONLY ONE BOX


FOR [   ]                       AGAINST [   ]                      ABSTAIN [   ]


This Written Consent, when properly executed and returned to the Partnership, will be voted in the manner directed herein by the undersigned. IF NO DIRECTION IS MADE FOR THE PROPOSAL, THIS CONSENT, IF SO EXECUTED AND RETUNED, WILL BE VOTED FOR THE PROPOSAL. When units are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, give full legal title as such. If a corporation, sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:   ___________________                ___________________________
                                                     Signature



                                            ___________________________
                                            Signature (if held jointly)

            Return in the enclosed self-address stamped envelope to:

                             Attention: David Shafer
                             WNC & Associates, Inc.
                              17782 Sky Park Circle
                                Irvine, CA 92614
                            Ph: 714-662-5565 ext. 113
                                Fax: 714-662-4412